Exhibit 10.3

LUMINEX CORPORATION
RESTRICTED SHARE UNIT AGREEMENT
(DIRECTORS)

THIS RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of _______, 20___ (the “Grant Date”), between Luminex Corporation, a Delaware corporation (the “Company”), and ____________ (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation 2018 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of Restricted Share Units; and

WHEREAS, the Grantee has elected to receive all or a portion of Grantee’s retainers for services as a director of the Company (a “Director”) in the form of a Restricted Share Unit award.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Restricted Share Unit Award.

1.1    The Company hereby grants to the Grantee an award (the “Award”) of ____________ Restricted Share Units (“RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

1.2    This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan; and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same meanings as are set forth in the Plan.

1.3    The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2 hereof. This Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than by will or the laws of descent and distribution.

2.Vesting and Payment.

2.1    Except as provided in Section 2.3, the Award shall vest in its entirety on the date that is the earlier of (i) one year following the Grant Date, or (ii) the annual meeting of stockholders held in the year following the year in which the Grant Date occurred in the event the Grantee is not re-elected to serve as a director of the Company at such annual meeting.

2.2    Unless otherwise elected by the Grantee pursuant to an election form provided by the Company (the “Election Form”), the Grantee shall be entitled to payment, at the time of Grantee’s termination of (or removal from) service as a Director, in respect of all RSUs covered by the Award that are then vested. Subject to the provisions of the Plan, any payment of RSUs pursuant to this Agreement shall be made through the issuance to the Grantee (or to the executors or administrators of Grantee’s estate, after the Company’s receipt of notification of Grantee’s death, as the case may be) of a stock certificate for a number of Shares equal to the number of such vested RSUs. Settlement of the RSUs shall be made within 90 days (with the date of payment selected by the Company in its sole discretion) of the Grantee’s termination of service as a Director or such other payment date selected by the Grantee pursuant to a properly executed Election Form.

2.3    Except as otherwise determined by the Board at or after the grant of the Award hereunder, Grantee shall forfeit all RSUs granted hereunder, and all rights of the Grantee to the Shares payable with respect to such RSUs shall terminate, without further obligation on the part of the Company, unless the Grantee remains in continuous service with the Company for the entire period beginning on the Grant Date and ending on the vest date applicable to such RSUs as provided in Section 2.1. “Continuous service” will be deemed to end on the date on which notice of termination or removal from the Board of Directors is received by the Grantee (or such later date as specified in such notice by the Company) or notice of resignation is given by the Grantee. Notwithstanding the foregoing, this Award shall automatically vest as to all RSUs awarded hereunder (as to which such RSUs have not previously vested) upon (i) the occurrence of a change in ownership or effective control (as such term is defined under Section 1.409A-3(i)(5) or the Treasury Regulations) of the Company or (ii) the occurrence of termination of the Grantee's service as a Director which results from Grantee's (A) death or (B) Disability.

2.4    Notwithstanding anything to the contrary in this Agreement, if (i) on the date Grantee’s service as a Director terminates the Grantee is a “specified employee” (as such term is defined under Section 1.409A-1(i)(1) of the Treasury Regulations) of the Company and (ii) any payments (in cash or Shares) to be provided to the Grantee pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six months after the date of Grantee’s “separation from service” (as such term is defined under Section 1.409A-1(h) of the Treasury Regulations) as a Director of the Company. Any payments (in cash or Shares) delayed pursuant to this Section 2.4 shall be made in a lump sum (or in one issuance in the case of Shares) on the first day of the seventh month following the Grantee’s “separation from service” (as such term is defined under Section 1.409A-1(h) of the Treasury Regulations).

3.Dividend Equivalents; No Voting Rights.

No dividend equivalents shall be paid or payable with respect to unvested RSUs (as determined under Section 2). Any vested RSUs covered by this Award shall be credited with dividend equivalents at the time of any payment of dividends to shareholders on Shares as follows: the amount of any cash, or the Fair Market Value of any Shares, payable as a dividend with respect to a corresponding number of Shares shall be converted into additional RSUs based on the Fair Market Value of a Share at the time such dividends are paid, provided that such RSUs shall be subject to the same payment terms and restrictions on transferability as apply to the RSUs with respect to which they relate. Any dividend equivalent rights shall be paid in accordance with the Company’s payment practices as of the date on which such dividend would have been payable in respect of outstanding Shares. The Grantee shall not be entitled to voting rights with respect to RSUs covered by this Award. No Shares are actually awarded to Grantee on the date of grant and Grantee shall have no rights of a stockholder with respect to RSUs until the restrictions set forth herein have lapsed.

4.No Right to Continued Service.
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as a member of the Board.
5.Adjustments.
In the event of a change in capitalization, a change in corporate structure or any corporate transaction or similar event described in Section 4.2 or 14.3 of the Plan, the Board shall make an equitable and proportionate adjustment or substitution (including by substitution of shares of another corporation), in the number and class of Shares or other stock or securities represented by the RSUs. Any such adjustment (or substitution) by the Board shall be made in accordance with the provisions of the Plan and shall be final and binding for all purposes of the Plan and this Agreement.
6.Plan Governs.
The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
7.Modification of Agreement.
Subject to the restrictions contained in the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively in accordance with and subject to the limitations of Section 409A of the Code and the Treasury Regulations promulgated thereunder; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.
8.Severability.
If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

9.Governing Law.
The validity, interpretation, construction, effect and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.
10.Successors in Interest.
This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.
11.Resolution of Disputes.
Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes. The Grantee may contest a decision or action by the Board with respect to such Grantee only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s decision or action was arbitrary or capricious or unlawful.
12.Notices.

All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:        Luminex Corporation
12212 Technology Blvd.
Austin, TX 78727
Attn: Corporate Secretary and Chief Financial Officer

To the Grantee:        The address then maintained with respect to the Grantee in                    the Company’s records.

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IN WITNESS WHEREOF, the parties have caused this Restricted Share Unit Agreement to be duly executed effective as of the day and year first above written.

LUMINEX CORPORATION

By: ______________________________________

GRANTEE:

__________________________________________
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GRANTEE:

__________________________________________
Signature